Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-129499), of Conversion Services International Inc. of our report, dated March 31, 2008 relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Friedman LLP

East Hanover, New Jersey
March 31, 2008

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